EXHIBIT A


                           DIRECTOR STOCK OPTION PLAN
                       (as restated through May 12, 1998)



SECTION 1.        Description of Plan

Under this Plan, Directors of the Company may be granted Nonqualified Options to purchase shares of the common stock of the Company ("Common Stock"). The Plan was originally dated July 1, 1987, amended on October 8, 1991, amended again on January 15, 1992, restated on July 11, 1996, and restated again on May 12, 1998.

SECTION 2.        Purpose of the Plan

The purpose of the Plan and of Granting Options to the Directors is to further the growth, development, and financial success of the Company by assuring the acquisition and retention of strong, capable, reliable and well-qualified Directors by assisting them to acquire shares of Common Stock and thus benefit directly from the Company's growth, development, and financial success.

SECTION 3.        Eligibility

All Directors who are not employees of the Company shall be eligible for the award of Options under this Plan.

SECTION 4.        Administration

The Plan shall be administered by the Board of Directors.

The Board of Directors is authorized and empowered to administer the Plan and, subject to the Plan (i) to make grants of shares at market value on the date of award to each Optionee, to specify the terms of the Options, and in general to grant Options; (ii) to determine the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan; (v) to accelerate the time during which an Option may be exercised, notwithstanding the provisions in the Option Agreement stating the time during which it may be exercised; and (vi) to determine the rights and obligations of Optionees under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted under it shall be final.

SECTION 5.        Shares Subject to the Plan

The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed a total of 425,000 shares, subject to adjustment as provided in Section 10 hereof to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

SECTION 6.        Option Price

Except as provided in Section 10, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be not less than the fair market value of such shares on the day the option is granted. Such fair market value shall be determined by the Board of Directors on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and asked prices on such date. In the absence of both a reported sales price and reported bid and asked prices, the Board shall determine such fair market value on the basis of the next reported average of the closing bid and asked price.

SECTION 7.        Exercise of Options

Subject to all other  provisions of the Plan,  each Option shall be  exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Board may determine in granting such Option, provided that no option may be exercisable subsequent to its termination date. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check, or in such other form of lawful consideration as the Board may approve from time to time, including, without limitation, in the sole discretion of the Board, the assignment and transfer by the Optionee to the Company of outstanding shares of the Company's Common Stock theretofore held by the Optionee. After giving due considerations of the consequences under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and under the Code, the Board of Directors may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option.

SECTION 8.        Issuance of Common Stock

The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rules and regulation of any government or regulatory body or the making of such investment representations or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

SECTION 9.        Nontransferability

No Option shall be assignable or transferable, except that an Option may be transferable by will or by the laws of descent and distribution. The Option granted to an Optionee (if so transferable) may be exercised, prior to its termination as provided in Section 13(a), only by his or her legal representative, his or her legatee or a person who acquired the right to exercise the Option by reason of the death of the Optionee.

SECTION 10.       Recapitalization, Reorganization, Merger or Consolidation

The  following  provisions  of this Section 10 are subject to the  provisions of
Section 17 below.

If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, an appropriate adjustment shall be made (a) in the aggregate number of shares which may be purchased pursuant to the exercise of Options granted under the Plan, as provided in Section 5, and (b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan.

Upon the dissolution or liquidation of the Company; upon any reorganization, merger or consolidation in which the Company does not survive; or upon any reorganization, merger, or consolidation in which the Company does survive but the shareholders of the Company immediately preceding such transaction will not hold a majority of the outstanding capital stock immediately after such transaction, the Plan and each outstanding Option shall terminate, provided that in such event: (a) each Optionee who is not tendered an option by the surviving corporation, to exercise, in whole or in part, any unexpired Option or Options issued to him which said Optionee is then capable of exercising pursuant to the installment provisions of said Option and of Section 7 above; provided, however, that should the Board of Directors so elect in its sole and absolute discretion said Optionee may be given (x) the option to exercise, in whole or in part, any unexpired Option, without regard to said installment provisions or (y) the option to surrender such Option or Options to the Company for a price (which may be payable, in the sole discretion of the Board of Directors, in cash or in securities of the Company or in a combination of both), equal to the difference between the aggregate exercise price of the Option of Options without regard to said installment provisions and the aggregate fair market value (as determined in the manner provided in Section 6 above) of the shares subject to such Option or Options on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Optionee an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan.

To the extent that the foregoing adjustments relate to Common Stock, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issuance by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

SECTION 11.       Option Agreement

Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and accepted by the Optionee, which shall contain each of the provisions and agreements herein specifically required to be contained therein, may contain the agreement of the Optionee to remain a Director for a period of time to be determined by the Board, and may contain such other terms and conditions as the Board deems desirable and which are not inconsistent with the Plan.

SECTION 12.       Rights as a Shareholder

 An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by any Option until exercise thereof; provided, however, that no Optionee or transferee of an Option shall be able to vote any shares covered by this Option until the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date, except as expressly provided in Section 10.

SECTION 13.       Termination of Options

Each Option Agreement representing an Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten years and one week from the date of grant of the Option. In any event, all Options shall terminate and expire upon the first to occur of the following events:

(a) the expiration of one year from the date of an Optionee's termination as a Director for any reason, including death or disability;

(b)  the termination of the Option pursuant to Section 10 of the Plan; or

(c)  the termination date set forth in the Option Agreement.

SECTION 14.       Effectiveness and Termination of Plan

The 1998 restatement of the Plan shall be effective as of the date on which it is approved by the Board; provided, however, that (a) no Option that was granted pursuant to this 1998 restatement of the Plan may be exercised until the 1998 restated Plan has been approved by the shareholders of the Company, and (b) no Option may be granted pursuant to this restated Plan on or after the date that is ten years from the date of such Board approval. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Option then outstanding.

SECTION 15.       Time of Granting Options

The date of an Option shall, for all purposes, be the day the Board approves the grant.

SECTION 16.       Amendment of Plan

The Board may make such amendments to the Plan and, with the consent of each Optionee affected, make such changes in the terms and conditions of outstanding Options as it shall deem advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the written consent or approval of the holders of a majority of the voting stock of the Company which is represented and entitled to vote at a duly held shareholders' meeting (a) increase the maximum number of shares that may be issued pursuant to Options, except as such number may be adjusted pursuant to Section 10 hereof, (b) decrease the Option Price requirement contained in Section 6 hereof (except as contemplated by Section 10 hereof), (c) change the designation of the class of persons eligible to receive Options, or (d) in any manner materially increase the benefits accruing to participants under the Plan.

SECTION 17.       Acceleration of Options

The following provisions of this Section 17 take precedence over anything in this Plan to the contrary.

Notwithstanding any provision to the contrary contained in any agreement evidencing an Option granted under the Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any of the following events:

                  (a) any person, including a group as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board may be cast;

                  (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company just prior to such event shall cease to constitute a majority of the Board;

                  (c) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                  (d) a tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder (an "Offer").


SECTION 18.       Governing Law

This Plan and all actions taken under this Plan, as well as all Options granted hereunder shall be governed by and construed in accordance with the laws of the State of California, determined without regard to its conflicts of laws principles.